Exhibit 99.1

For Immediate Release

Beasley Broadcast Group Launches Exchange Offer, New Notes Offer, Tender Offer

and Consent Solicitations Relating to Existing Notes

NAPLES, Florida, September 6, 2024 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (the “Company”), a multi-platform media company, today announced that its wholly owned subsidiary, Beasley Mezzanine Holdings, LLC (the “Issuer”), has commenced an exchange offer (the “Exchange Offer”) pursuant to which holders (the “Existing Noteholders”) may exchange their outstanding 8.625% Senior Secured Notes due 2026 (the “Existing Notes”) into: (i) newly issued 9.200% Senior Secured Notes due August 1, 2028 (the “Exchange Notes”) at an exchange ratio of 95.0% of the aggregate principal amount (or $950 per $1,000 of principal amount) of the Existing Notes tendered for exchange; (ii) a pro rata share of 3,588,495 shares of Class A common stock of the Company (the “Exchange Shares”), based upon pro rata ownership of the Exchange Notes issued by the Issuer, pursuant to the terms and conditions described in the Exchange Offer Memorandum and Consent Solicitation Statement, dated September 5, 2024 (the “Exchange Offering Memorandum”) and (iii) a consent fee of $5.00, in each case per $1,000 principal amount of Existing Notes tendered (together with the Exchange Notes and Exchange Shares, the “Exchange Consideration”). A holder of approximately 73% of the Existing Notes has entered into a transaction support agreement to support the Exchange Offer, subject to certain customary conditions, including a minimum participation condition (the “TSA Minimum Participation Condition”) requiring 100% of Existing Noteholders to participate in the Exchange Offer or Tender Offer (as described below).

Caroline Beasley, Chief Executive Officer of Beasley Media Group, said “We are very pleased with the announcement of both the launch of this transaction and the support of a holder of approximately 73% of our outstanding indebtedness. We believe this transaction, when consummated, will provide meaningful long-term improvements to our balance sheet and provide value to debt holders and equity holders alike. This transaction is the product of several months of negotiations and represents a significant initial step forward in our long-term plan to reduce leverage and position the Company for future success.”

In connection with the Exchange Offer, the Issuer has commenced a cash offer (the “Tender Offer”) to purchase up to $68.0 million of aggregate principal amount of the Existing Notes to holders who elect to exchange all of their Existing Notes in the Exchange Offer at a purchase price of 62.5% (or $625 per $1,000 of principal amount), plus accrued and unpaid interest, if any (the “Tender Offer Consideration”). If more than $68.0 million principal amount of Existing Notes elect to receive the Tender Offer Consideration in the Tender Offer, $68.0 million principal amount of Existing Notes will be repaid in cash consideration of $42.5 million on a pro rata basis among the holders electing to receive the Tender Offer Consideration (based on total principal amount of Existing Notes exchanged for Tender Offer Consideration in the Tender Offer). The accepted amount will be rounded to the nearest $1,000 and the remaining Existing Notes exchanged by such holders will be exchanged for the Exchange Consideration.

Tenders of Existing Notes pursuant to the Tender Offer and the Exchange Offer prior to the Expiration Time (as defined below) will include the delivery of the related Consent (as defined below), which will be counted for purposes of meeting the Requisite Consent (as defined below) with respect to the Proposed Amendments (as defined below). The Tender Offer will be funded with $12.5 million of cash from the balance sheet and proceeds from the New Notes (as defined below).

In connection with the Exchange Offer, the Issuer intends to offer (the “New Notes Offer” and, together with the Exchange Offer and the Tender Offer, collectively, the “Offers”) $30.0 million aggregate principal amount of 11.000% Superpriority Senior Secured Notes due August 1, 2028 (the “New Notes”), with participation open pro rata to only Existing Noteholders who fully participate in the Exchange. The New Notes Offer will be fully backstopped by a majority holder of the Existing Notes (the “Supporting Holders”). The New Notes Offer and the Supporting Holders’ obligation to backstop the New Notes Offer are conditioned upon the consummation of the Offers and Consent Solicitation as well as certain conditions in the Transaction Support Agreement with respect to the backstop obligations. Each recipient of New Notes will be entitled to receive a participation premium equal to 3.0% of the aggregate principal amount of New Notes purchased by such recipient, payable by the Issuer either, in its sole discretion, in the form of in cash or in-kind in the form of additional New Notes.

Simultaneously with the Exchange Offer, the Issuer is soliciting (the “Consent Solicitation” and, together with the Offers, the “Offers and Consent Solicitation”), on the terms and subject to the conditions set forth in the Exchange Offer Memorandum, consent (the “Consent”) from Existing Noteholders to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes (the “Existing Indenture”). The Proposed Amendments to the Existing Notes would eliminate substantially all of the restrictive covenants as well as certain events of default and related provisions therein applicable to such series of Existing Notes for which the applicable Proposed Amendments are adopted. In addition, the Proposed Amendments will release all liens on the collateral securing the Existing Notes. The Proposed Amendments to the Existing Indenture governing the Existing Notes requires, in the case of the elimination of covenants and default conditions, the Consent of holders of a majority in aggregate principal amount of the Existing Notes outstanding (excluding any Existing Notes held by the Issuer or its affiliates) and, in the case of the release of liens, the Consent of holders of two-thirds in aggregate principal amount of the Existing Notes (collectively, the “Requisite Consent”). Any Existing Noteholder who tenders Existing Notes pursuant to an Exchange Offer or the Tender Offer must also deliver a corresponding Consent to all of the Proposed Amendments of the Existing Notes pursuant to the related Consent Solicitation. Existing Noteholders may not deliver Consent without tendering their Existing Notes in the Offers.

The New Notes will be issued under a new indenture (the “New Notes Indenture”) and will be fully and unconditionally secured by substantially all of the assets, other than certain excluded property of the Issuer and the guarantors (the “Collateral”) on a senior secured first-priority lien basis, subject to certain exceptions, limitations and permitted liens. The New Notes Offer is expected to close on October 4, 2024, subject to customary conditions.

The Exchange Notes will be issued under a new indenture (the “Exchange Notes Indenture”) and will be fully and unconditionally secured by liens on the Collateral on a senior secured second-priority lien basis, subject to certain exceptions, limitations and permitted liens. The Exchange Offer is expected to close on October 4, 2024, subject to customary conditions.

The following table describes certain terms of the Offers:

			Exchange Consideration and Cash Consideration, in each case per $1,000 Principal Amount of Existing Notes Tendered(2)
Aggregate Principal Amount Outstanding(1)	Title of Existing Notes to be Tendered	Offer	Principal Amount of Exchange Notes	Number of Shares of Exchange Common Shares(3)(4)	Cash
$267,000,000	8.625% Senior Secured Notes due 2026	Exchange Offer(5)(b)	$950 principal amount of Exchange Notes	The pro rata portion (based on all Existing Notes exchanged in the Exchange Offer) of 3,588,495 shares of Class A Common Stock of Holdings	$5.00
		Tender Offer(6)(a)	—	—	$625.00

(1)	The outstanding principal amount reflects the aggregate principal amount outstanding as of June 30, 2024, but does not include accrued and unpaid interest.
(2)	Any accrued and unpaid interest on the Existing Notes through, but not including, the Settlement Date (as defined below) will be paid in cash at settlement.

The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If, pursuant to the Offers and Consent Solicitation, a tendering Eligible Holder would otherwise be entitled to receive a principal amount of the Exchange Notes that is not equal to denominations of $2,000 and integral multiples of $1,000 in excess thereof, such principal amount will be rounded down to the nearest amount that is equal to $2,000 and integral multiples of $1,000 in excess thereof. Only whole principal amounts or numbers of Exchange Shares will be issued. A fractional amount or number of Exchange Shares will be rounded down. The accepted amount will be rounded to the nearest $1,000 and the remaining Existing Notes exchanged by such Eligible Holders will be exchanged for the Exchange Consideration.

(3)

The Issuer may, at its option, increase the Exchange Shares issued and/or the cash amount paid to each exchanging holder by an amount not to exceed, in the aggregate, a pro rata portion of $3.0 million (with the value of any additional Exchange Shares issued determined on the Settlement Date) if, and to the extent, the Issuer determines, in its sole discretion, that such issuance or payment would improve the Issuer’s financial position after giving effect to the Exchange Offer, including the payment of fees and potential taxes associated therewith.

(4)

Assuming 100% participation in the Exchange Offer and the Tender Offer, Eligible Holders would receive approximately 18 shares of Class A Common Stock of Holdings for each $1,000 of Existing Notes exchanged in the Exchange Offer. Such share amount may be adjusted in connection with any reverse stock split enacted by the Issuer prior to the Expiration Date.

(5)

Consideration in the form of principal amount of the Exchange Notes per $1,000 principal amount of such Existing Notes that are validly tendered and accepted for exchange and accompanying Consents delivered pursuant to the Consent Solicitations, subject to any rounding as described herein. In addition to the Exchange Notes, all Existing Noteholders of Existing Notes accepted for exchange pursuant to the Exchange Offer on the settlement date of the Exchange Offer (the “Settlement Date”) will also be paid a cash amount equal to any accrued and unpaid interest for such Exchange Notes from the last interest payment date for such Exchange Notes to, but not including, the Settlement Date.

(6)

Concurrently with the Exchange Offer, we are hereby commencing the Tender Offer for the outstanding Existing Notes, which Tender Offer is coupled with the solicitation of the Consents of the participating Existing Noteholders of the Existing Notes with respect to the Proposed Amendments with respect to the Existing Indenture. Existing Noteholders who tender their Existing Notes in the Tender Offer will receive the Tender Offer Consideration.

(a)

For each $1,000 principal amount of Existing Notes validly tendered for cash purchase in the Tender Offer prior to the Expiration Time, Existing Noteholders will be eligible to receive their pro rata share of $625.00 of cash. Assuming 100% participation, Existing Noteholders of the Existing Notes will receive an aggregate of $42.5 million of cash consideration in respect of the Existing Notes tendered.

(b)

For each $1,000 principal amount of Existing Notes validly tendered and accepted (and not validly withdrawn) for exchange in the Exchange Offer for the Exchange Notes prior to the Expiration Time, Existing Noteholders will be eligible to receive (i) $950.00 principal amount of the Exchange Notes (ii) a pro rata share of 3,588,495 shares of Class A common stock at closing on a fully diluted basis, based upon pro forma ownership of the Exchange Notes issued by the Issuer, pursuant to the terms and conditions described in the Exchange Offering Memorandum and (iii) a consent fee of $5.00, in each case per $1,000 principal amount of Existing Notes tendered. Assuming 100% participation by the Existing Noteholders and 100% participation in the Tender Offer, we will issue $189,050,000 of the Exchange Notes.

Each Offer and Consent Solicitation will expire at 11:59 pm, New York City time, on October 2, 2024, or any other date and time to which the Issuer extends such date and time in its sole discretion (such date and time for such Offer and Consent Solicitation, as each may be extended, the “Expiration Time”), unless earlier terminated. Existing Noteholders that validly tender their Existing Notes prior to the Expiration Time will be eligible to receive the applicable consideration set forth in the table above. Tenders may be withdrawn at any time before 5:00 P.M., New York City time, on September 26, 2024, or any other date and time to which the Issuer extends such date and time in its sole discretion.

The Issuer will (i) exchange any Existing Notes that have been validly tendered at or prior to the Expiration Time and that are accepted for exchange, subject to all conditions to such Exchange Offer having been either satisfied or waived by the Company, within two business days following the Expiration Time or as promptly as practicable thereafter and (ii) pay for any Existing Notes that have been validly tendered at or prior to the Expiration Time and that are accepted for purchase, in each case, subject to all conditions to the Tender Offer and such Consent Solicitation having been either satisfied or waived by the Issuer, within two business days following the Expiration Time.

Each Offer and the Consent Solicitation may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Issuer’s sole discretion, and without amending, extending, terminating or withdrawing any other Offer or Consent Solicitation.

Notwithstanding any other provision of the Offers, the Issuer’s obligation to accept and exchange or purchase for cash any of the Existing Notes validly tendered pursuant to the Offers is subject to the satisfaction or waiver of certain conditions relating to the ability of the Issuer to provide for the imposition of certain additional liens on the Collateral, which consent must be satisfactory in all respects to the Issuer, and the Issuer expressly reserves the right to terminate any or all Offers and/or Consent Solicitations at any time, subject to applicable law. In the event that the Exchange Offer and/or the Tender Offer is terminated, withdrawn or otherwise not consummated prior to the Expiration Date, no New Notes or Tender Offer Consideration, as applicable, will be issued or become payable to holders who have tendered their Existing Notes. In any such event, the Existing Notes previously tendered pursuant to the Exchange Offer will be promptly returned to the tendering holders and the Proposed Amendments will not become effective.

Full details of the terms and conditions of the Offers and Consent Solicitations are described in the Exchange Offer Memorandum. The Offers and Consent Solicitations are only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Exchange Offer Memorandum, which is being made available to Existing Noteholders of the Existing Notes. Existing Noteholders of the Existing Notes are encouraged to read the Exchange Offer Memorandum, as it contains important information regarding the Offers and Consent Solicitations. This press release is neither an offer to purchase nor a solicitation of an offer to buy any Existing Notes in the Offers.

Requests for the Exchange Offer Memorandum and other documents relating to the Offers may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Offers, toll free at (866) 207-3626 or via email at beasley@dfking.com.

None of the Issuer, any of its subsidiaries or affiliates, or any of their respective officers, boards of directors, members or managers, Moelis & Company LLC, as dealer manager and solicitation agent, the exchange agent and information agent or the trustees or collateral agents of the Existing Notes, the New Notes, or the Exchange Notes is making any recommendation as to whether Eligible Holders should tender any Existing Notes in response to the Offers or deliver Consents in response to the Consent Solicitation and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender their Existing Notes and deliver Consents and, if so, the principal amount of Existing Notes as to which action is to be taken.

The Offers are not being made to Existing Noteholders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Issuer by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The New Notes, the Exchange Notes and the Exchange Shares have not been and will not be registered under the federal securities laws or the securities laws of any state or any other jurisdiction. We are not required to register the Exchange Notes, the New Notes and the Exchange Shares for resale under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and are not required to exchange the Existing Notes for notes registered under the Securities Act or the securities laws of any other jurisdiction and we have no present intention to do so. The offering is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, only to persons who are (i) reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (ii) not “U.S. persons” (as defined in Rule 902 under the Securities Act) and are in compliance with Regulation S under the Securities Act. We refer to the holders of Existing Notes who have certified that they are eligible to participate in the Offers and Consent Solicitation pursuant to at least one of the foregoing conditions as “Eligible Holders.” Only Eligible Holders are authorized to participate in the Offers and Consent Solicitation.

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operate stations in the following markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email.

Contact

Joseph Jaffoni, Jennifer Neuman JCIR

(212) 835-8500

bbgi@jcir.com

Heidi Raphael, BBGI

(239) 263-5000

Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” about the Company and Issuer, which relate to future, not past, events. All statements other than statements of historical fact included in this release are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to:

•	risks associated with the exchange or tender of less than 100% of the Existing Notes pursuant to the Offers and the ability of the Supporting Holders to waive the TSA Minimum Participation Condition;

•	the Company’s ability to comply with the continued listing standards of the Nasdaq Capital Market;

•	risks from social and natural catastrophic events;

•	external economic forces and conditions that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to develop compelling and differentiated digital content, products and services;

•	audience acceptance of the Company’s content, particularly its audio programs;

•	the ability of the Company to respond to changes in technology, standards and services that affect the audio industry;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the audio industry;

•	increases to royalties the Company pays to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;

•	the Company’s dependence on selected market clusters of stations for a material portion of its net revenue;

•	credit risk on the Company’s accounts receivable;

•	the risk that the Company’s FCC licenses and/or goodwill could become impaired;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

•	the 2028 Notes will be structurally subordinated to all obligations of the Issuer’s existing and future subsidiaries that are not and do not become Guarantors;

•	the Issuer may not be able to repurchase the 2028 Notes upon a change of control;

•	certain corporate events may not trigger a change of control;

•	holders of the 2028 Notes may not be able to determine when a change of control has occurred;

•	federal and state fraudulent transfer laws may permit a court to void the 2028 Notes and/or the Guarantees;

•	a lowering or withdrawal of the ratings assigned to the Company’s debt securities by rating agencies;

•

many of the covenants in the Exchange Notes Indenture and the New Notes Indenture governing the 2028 Notes will not apply during any period in which the 2028 Notes are rated investment grade by two of S&P, Moody’s and Fitch;

•	the Issuer’s ability to comply with debt covenants and service its debt, including the 2028 Notes;

•	restrictions on the ability to transfer or resell the 2028 Notes;

•	absence of an active trading market for the 2028 Notes;

•	impacts to the value of collateral assets;

•	the Issuer’s ability to consummate the Offers;

•	the potential effects of hurricanes on the Company’s corporate offices and stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	disruptions or security breaches of the Company’s information technology infrastructure and information systems;

•	the loss of key personnel;

•

the Company’s ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on the Company’s financial condition and results of operations;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, as discussed in more detail in the Company’s filings with the SEC.

Although the Company believes the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company does not intend, and undertake no obligation, to update any forward-looking statement.

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